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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                                   NBG, L.L.C.

       Under Section 18-202 of the Delaware Limited Liability Company Act
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     Pursuant to Section 18-202 of the Limited Liability Company Act of the
State of Delaware, the undersigned, being the sole member of NBG, L.L.C., a Delaware limited liability company (the "Company") does hereby certify the
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following:

     FIRST:  The name of the limited liability company is NBG, L.L.C.

     SECOND: The original Certificate of Formation of the Company was filed with the Secretary of State of Delaware on May 30, 2001.

     THIRD: The Certificate of Formation of the Company is hereby amended to effect a change in Article First thereof, relating to the name of the Company. Accordingly, Article First of the Certificate of Formation shall be amended to read in its entirety as follows:

     "FIRST. The name of the limited liability company formed hereby is Nexstar Finance Holdings, L.L.C."

     FOURTH: The amendment to the Certificate of Formation of the Company effected hereby was approved by the sole member of the Company.

     IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 6th day of August, 2001.


                                          NBG, L.L.C.

                                          By: Nexstar Finance Holdings, L.L.C.
                                          Its: Sole Member


                                          By: /s/ Perry A. Sook
                                             ----------------------------------
                                          Name:    Perry A. Sook
                                          Title:   President